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                           EXHIBIT 99 - FORM OF PROXY



                          FIRST CAPITAL BANCORP, INC.
                                     PROXY

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF FIRST CAPITAL BANCORP, INC.


The undersigned shareholder of First Capital Bancorp, Inc. ("First Capital Bancorp"), a Louisiana corporation, hereby constitutes and appoints____ and ____, or either of them, proxies of the undersigned, with power of substitution, to represent the undersigned, and to vote all of the shares of First Capital Bancorp Common Stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of First Capital Bancorp to be held on ______, 1997 and at any adjournment or postponement thereof.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS SPECIFIED WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED "FOR" PROPOSAL 1 SET FORTH HEREIN .

         The Board of Directors of First Capital Bancorp recommends that you vote "FOR" approval of the Agreement and Plan of Merger.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY





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PLEASE MARK YOUR CHOICE LIKE
THIS [x]  IN BLUE OR BLACK INK



Item 1. A proposal to approve an Agreement and Plan of Merger, dated as of December 26, 1996 (the "Merger Agreement"), by and among Deposit Guaranty Corp. ("Deposit Guaranty"), a Mississippi corporation, Deposit Guaranty Louisiana Corp. ("DG Louisiana"), a Louisiana corporation and a wholly-owned subsidiary of Deposit Guaranty, and Deposit Guaranty National Bank of Louisiana ("DGNB Louisiana"), a national bank and a wholly-owned subsidiary of DG Louisiana, on the one hand, and First Capital Bancorp, and its wholly-owned subsidiary, Capital Bank ("Capital Bank"), a Louisiana state bank, on the other hand, pursuant to which (a) First Capital Bancorp will merge into DG Louisiana and Capital Bank will merge into DGNB Louisiana, and (b) each outstanding share of First Capital Bancorp common stock will be converted into a number of shares of Deposit Guaranty common stock, as determined pursuant to the Merger Agreement.


                           For                 Against                Abstain

                           [ ]                   [ ]                    [ ]


Item 2. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Shareholders and Proxy
Statement/Prospectus and hereby revokes any proxy or proxies heretofore given.


Date
     -----------------------------

Signature
          ------------------------

Signature
          ------------------------


Please mark, date and sign as your name appears and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian or in a similar capacity, you should so indicate when signing. If the person signing is a corporation, partnership or other entity, please sign the full name of the corporation, partnership or other entity by a duly authorized officer, partner or other person. If the shares are held jointly, each shareholder named should sign.